Exhibit 99.1

News Release

Investor Contact:	Media Contact:
Mark Bette	Doug Holt
(312) 444-2301	(312) 557-1571
Mark_Bette@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS RECORD FOURTH QUARTER
NET INCOME OF $356.6 MILLION, EARNINGS PER COMMON SHARE OF $1.51,
TRUST, INVESTMENT AND OTHER SERVICING FEES GROWTH OF 15%

FULL YEAR NET INCOME OF $1.20 BILLION, EARNINGS PER SHARE OF $4.92
FULL YEAR RETURN ON AVERAGE COMMON EQUITY OF 12.6%
FULL YEAR TRUST, INVESTMENT AND OTHER SERVICING FEES GROWTH OF 10%
RETURNED $895.6 MILLION IN CAPITAL TO COMMON SHAREHOLDERS DURING THE YEAR
CHICAGO, JANUARY 24, 2018 — Northern Trust Corporation today reported fourth quarter net income per diluted common share of $1.51, compared to $1.11 in the fourth quarter of 2016 and $1.20 in the third quarter of 2017. Net income was $356.6 million, compared to $266.5 million in the prior-year quarter and $298.4 million in the prior quarter. Return on average common equity was 15.1%.
Net income per diluted common share for the full year was $4.92, an improvement of 14% versus 2016. Net income for 2017 totaled $1.20 billion, an increase of 16% from the prior year. Return on average common equity for the full year was 12.6%, compared to 11.9% in the prior year
“Our fourth quarter performance capped off a strong year,” said Michael O’Grady, President and Chief Executive Officer. “Both revenue and fee growth for the quarter were 15% and substantial across all of our businesses. The quarter represented our sixth consecutive quarter of accelerating fee growth on a year-over-year basis, reflecting the powerful combination of favorable macroeconomic conditions and organic growth.”
O’Grady added, “Our full year performance resulted in record net income and improvements in profitability and returns. We ended the year with assets under custody/administration of $10.7 trillion and assets under management of $1.2 trillion, up 26% and 23%, respectively, compared to the prior year. During 2017, our C&IS business acquired UBS Asset Management’s fund administration units in

FOURTH QUARTER 2017 RESULTS

Luxembourg and Switzerland, our Wealth Management business was named the Best Private Bank in the U.S. by the Financial Times Group for the eighth time in the last nine years, and our Asset Management business surpassed $1 trillion in assets under management. We also returned a record $895.6 million to common shareholders, through increasing our quarterly common stock dividend to $0.42 per share and repurchasing 5.8 million shares. We commend the extraordinary efforts of all of our employees for contributing to these results and, as we begin 2018, we will continue to focus on profitably growing our business.”
Current-quarter results were affected by the impact of the Tax Cuts and Jobs Act, the acquisition and integration of UBS Asset Management’s fund administration units in Luxembourg and Switzerland (“the UBS acquisition”), and severance related and restructuring charges as follows:

($ In Millions)	Q4 2017	Q3 2017
Impact of Tax Cuts and Jobs Act*
Federal Taxes on Mandatory Deemed Repatriation	$(150.0)	$—
Impact Related to Federal Deferred Taxes	210.0	—
Other Adjustments	(6.9)	—
Benefit for Income Taxes	$53.1	$—

Special One-Time Employee Cash Bonus
Compensation	(12.0)	—
Employee Benefits	(0.9)	—
Income (Loss) before Income Taxes	$(12.9)	$—

Acquisition and Integration Related Results
Revenue (C&IS Custody and Fund Administration Fees)	$21.1	$—
Noninterest Expense (inclusive of integration and transaction costs)	(24.2)	(2.4)
Income (Loss) before Income Taxes	$(3.1)	$(2.4)

Severance Related and Restructuring Charges
Compensation	(14.1)	(6.0)
Employee Benefits	(1.1)	(0.6)
Outside Services	(1.8)	(0.4)
Equipment and Software	(0.6)	—
Income (Loss) before Income Taxes	$(17.6)	$(7.0)

(*)	Represents the estimated impact of the Tax Cuts and Jobs Act; the estimate may be refined in future periods as further information becomes available.

FOURTH QUARTER 2017 RESULTS

SUMMARY RESULTS & KEY METRICS

				% Change vs.
($ In Millions except per share data)	Q4 2017	Q3 2017	Q4 2016	Q3 2017	Q4 2016
Total Revenue (FTE*)	$1,440.5	$1,357.2	$1,246.4	6%	16%
Noninterest Expense	1,001.9	935.6	873.9	7	15
Provision for Credit Losses	(13.0)	(7.0)	(22.0)	86	(41)
Provision for Income Taxes	79.0	118.2	123.0	(33)	(36)
Net Income	356.6	298.4	266.5	19	34
Earnings Allocated to Common and Potential Common Shares	345.2	276.7	255.7	25	35

Diluted Earnings per Common Share	$1.51	$1.20	$1.11	26%	36%

Return on Average Common Equity	15.1%	12.2%	11.9%
Return on Average Assets	1.16%	0.98%	0.90%

Average Assets	$122,312.0	$121,159.4	$117,537.3	1%	4%

(*)
Total revenue presented on a fully taxable equivalent (FTE) basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are the primary drivers of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income. The following table presents the Corporation’s AUC/A, assets under custody, a component of AUC/A, and assets under management by reporting segment. AUC/A increased in the current quarter by $568.1 billion related to the UBS acquisition.

	As of			% Change vs.
($ In Billions)	December 31, 2017	September 30, 2017	December 31, 2016	September 30, 2017	December 31, 2016
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$10,066.8	$9,062.8	$7,987.0	11%	26%
Wealth Management	655.8	633.2	554.3	4	18
Total Assets Under Custody/Administration	$10,722.6	$9,696.0	$8,541.3	11%	26%
Assets Under Custody
Corporate & Institutional Services	$7,439.1	$7,130.9	$6,176.9	4%	20%
Wealth Management	645.5	622.9	543.6	4	19
Total Assets Under Custody	$8,084.6	$7,753.8	$6,720.5	4%	20%
Assets Under Management
Corporate & Institutional Services	$871.2	$840.7	$694.0	4%	26%
Wealth Management	289.8	284.4	248.4	2	17
Total Assets Under Management	$1,161.0	$1,125.1	$942.4	3%	23%

FOURTH QUARTER 2017 RESULTS (continued)

TOTAL REVENUE (FTE)

				% Change vs.
($ In Millions except per share data)	Q4 2017	Q3 2017	Q4 2016	Q3 2017	Q4 2016
Noninterest Income	$1,044.5	$991.0	$917.1	5%	14%
Net Interest Income (FTE*)	396.0	366.2	329.3	8	20
Total Revenue (FTE*)	$1,440.5	$1,357.2	$1,246.4	6%	16%

(*)
Total revenue and net interest income presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Noninterest Income

				% Change vs.
($ In Millions)	Q4 2017	Q3 2017	Q4 2016	Q3 2017	Q4 2016
Noninterest Income
Trust, Investment and Other Servicing Fees	$910.0	$867.9	$794.4	5%	15%
Foreign Exchange Trading Income	62.8	49.1	58.1	28	8
Treasury Management Fees	13.6	13.2	15.6	3	(13)
Security Commissions and Trading Income	23.8	21.2	21.5	12	11
Other Operating Income	34.8	40.0	28.8	(13)	20
Investment Security Gains (Losses), net	(0.5)	(0.4)	(1.3)	1	(65)
Total Noninterest Income	$1,044.5	$991.0	$917.1	5%	14%
Q4 2017 vs. Q3 2017

▪
Trust, investment and other servicing fees increased primarily due to revenue associated with the UBS acquisition in the current quarter, as well as increases due to favorable markets and new business.

▪	Foreign exchange trading income increased primarily due to increased volumes.

▪	Other operating income decreased primarily due to foreign currency adjustments and decreases in various other operating income categories.
Q4 2017 vs. Q4 2016

▪
Trust, investment and other servicing fees increased primarily due to favorable markets, new business, revenue associated with the UBS acquisition in the current quarter, and the favorable impact of movements in foreign exchange rates.

▪	Foreign exchange trading income increased primarily due to increased volumes, partially offset by lower currency volatility.

▪
Other operating income increased primarily due to net charges related to a non-strategic loan and lease portfolio recorded in the prior-year quarter, partially offset by decreases in various other operating income categories.

FOURTH QUARTER 2017 RESULTS (continued)

Trust, Investment and Other Servicing Fees by Reporting Segment

				% Change vs.
($ In Millions)	Q4 2017	Q3 2017	Q4 2016	Q3 2017	Q4 2016
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$369.0	$338.1	$303.1	9%	22%
Investment Management	106.4	104.3	94.1	2	13
Securities Lending	25.2	22.8	25.2	11	—
Other	32.8	35.9	34.3	(9)	(4)
Total	$533.4	$501.1	$456.7	6%	17%
Q4 2017 vs. Q3 2017

▪
C&IS custody and fund administration fees increased primarily due to revenue associated with the UBS acquisition in the current quarter, new business, favorable markets, and the favorable impact of movements in foreign exchange rates.

▪	C&IS other fees decreased primarily due to lower sub-advisor fees. The income associated with sub-advisor fees has an associated expense in outside services.
Q4 2017 vs. Q4 2016

▪
C&IS custody and fund administration fees increased primarily due to new business, revenue associated with the UBS acquisition in the current quarter, favorable markets, and the favorable impact of movements in foreign exchange rates.

▪	C&IS investment management fees increased primarily due to favorable markets and new business.

FOURTH QUARTER 2017 RESULTS (continued)

				% Change vs.
($ In Millions)	Q4 2017	Q3 2017	Q4 2016	Q3 2017	Q4 2016
Wealth Management Trust, Investment and Other Servicing Fees
Central	$149.6	$145.4	$133.6	3%	12%
East	92.5	90.2	83.8	3	10
West	75.0	73.7	69.5	2	8
Global Family Office	59.5	57.5	50.8	3	17
Total	$376.6	$366.8	$337.7	3%	12%
Q4 2017 vs. Q3 2017

▪	The increase in Wealth Management fees across all regions was primarily attributable to favorable markets.

▪	The increase in Global Family Office fees was primarily attributable to new business and favorable markets.
Q4 2017 vs. Q4 2016

▪	The increase in Wealth Management fees across all regions was primarily attributable to favorable markets and new business.

▪	The increase in Global Family Office fees was primarily attributable to new business and favorable markets.

FOURTH QUARTER 2017 RESULTS (continued)

Net Interest Income

				% Change vs.
($ In Millions)	Q4 2017	Q3 2017	Q4 2016	Q3 2017	Q4 2016
Net Interest Income
Interest Income (FTE*)	$504.1	$465.8	$376.0	8%	34%
Interest Expense	108.1	99.6	46.7	9	131
Net Interest Income (FTE*)	$396.0	$366.2	$329.3	8%	20%

Average Earning Assets	$113,308	$112,485	$109,045	1%	4%
Net Interest Margin (FTE*)	1.39%	1.29%	1.20%

(*)
Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Q4 2017 vs. Q3 2017

▪	Net interest income on an FTE basis increased compared to the prior quarter, primarily the result of a higher net interest margin and an increase in earning assets.

▪	The net interest margin on an FTE basis increased primarily due to lower premium amortization and an increase in short-term interest rates, partially offset by a balance sheet mix shift.

▪
Average earning assets increased compared to the prior quarter, primarily resulting from higher levels of securities. Earning asset growth was funded primarily by higher levels of borrowed funds and interest-bearing deposits, partially offset by lower demand and other non-interest-bearing deposits.

Q4 2017 vs. Q4 2016

▪	Net interest income on an FTE basis increased compared to the prior-year quarter, primarily the result of a higher net interest margin and an increase in earning assets.

▪	The net interest margin on an FTE basis increased primarily due to an increase in short-term interest rates and lower premium amortization, partially offset by a balance sheet mix shift.

▪
Average earning assets increased compared to the prior-year quarter, primarily resulting from higher levels of short-term interest-bearing deposits and securities, partially offset by reductions in loans and leases. Earning asset growth was funded primarily by higher levels of interest-bearing deposits and borrowed funds, partially offset by lower demand and other non-interest-bearing deposits.

FOURTH QUARTER 2017 RESULTS (continued)

PROVISION FOR CREDIT LOSSES

	As of and for the three-months ended,			% Change vs.
($ In Millions)	December 31, 2017	September 30, 2017	December 31, 2016	September 30, 2017	December 31, 2016
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$173.4	$178.8	$224.9	(3)%	(23)%
Provision for Credit Losses	(13.0)	(7.0)	(22.0)	86	(41)
Net Recoveries / (Charge-Offs)	(6.6)	1.6	(10.9)	N/M	(39)
Ending Allowance for Credit Losses	$153.8	$173.4	$192.0	(11)%	(20)%

Allowance assigned to:
Loans and Leases	$131.2	$150.3	$161.0	(13)%	(19)%
Undrawn Commitments and Standby Letters of Credit	22.6	23.1	31.0	(2)	(27)
Ending Allowance for Credit Losses	$153.8	$173.4	$192.0	(11)%	(20)%

Q4 2017

▪
The credit provision in the current quarter was primarily driven by continued improvement in the credit quality of the commercial real estate and residential real estate portfolios, partially offset by charge-offs in the current quarter.

Q3 2017

▪
The credit provision in the prior quarter was primarily driven by reductions in undrawn loan commitments and standby letters of credit as well as improved credit quality in the commercial real estate portfolio each resulting in a reduction in the inherent allowance. Net recoveries also contributed to the prior-quarter provision.

Q4 2016

▪
The credit provision in the prior-year quarter was primarily driven by continued improvement in the credit quality of the residential real estate and private client portfolios. The credit provision was partially offset by an increase to a specific reserve in the commercial portfolio that was charged-off during the prior-year quarter.

FOURTH QUARTER 2017 RESULTS (continued)

NONINTEREST EXPENSE

				% Change vs.
($ In Millions)	Q4 2017	Q3 2017	Q4 2016	Q3 2017	Q4 2016
Noninterest Expense
Compensation	$457.1	$418.3	$390.7	9%	17%
Employee Benefits	91.7	74.8	77.3	23	19
Outside Services	175.6	172.7	160.6	2	9
Equipment and Software	132.5	130.5	120.7	2	10
Occupancy	52.8	47.3	47.0	12	12
Other Operating Expense	92.2	92.0	77.6	—	19
Total Noninterest Expense	$1,001.9	$935.6	$873.9	7%	15%

End of Period Full-Time Equivalent Staff	18,100	17,800	17,100	2%	6%

Q4 2017 vs. Q3 2017

▪
Compensation expense in the current quarter increased compared to the prior quarter, primarily reflecting current-quarter expense related to a one-time employee cash bonus, an increase in severance charges partially related the “Value for Spend” initiative, higher expense associated with the UBS acquisition, higher cash-based incentive accruals, and higher salaries due to staff growth.

▪
Employee benefits expense in the current quarter increased compared to the prior quarter, primarily reflecting higher medical costs, an increase in costs associated with the UBS acquisition, current-quarter expense related to a one-time employee cash bonus, and higher severance charges.

▪
Expense for outside services in the current quarter increased slightly compared to the prior quarter, primarily reflecting higher costs associated with the UBS acquisition and higher technical services, partially offset by lower sub-advisor and consulting services costs. The sub-advisor costs have associated income in trust, investment and other servicing fees.

▪
Occupancy expense increased compared to the prior quarter, primarily reflecting current-quarter charges related to various lease adjustments, as well as higher costs associated with the UBS acquisition.

▪
Other operating expense was relatively unchanged compared to the prior quarter, primarily reflecting a decrease in business promotion expense related to charges recorded in the prior quarter associated with the Northern Trust-sponsored golf tournament, partially offset by higher costs associated with the UBS acquisition, and increases in various other operating expense categories.

Q4 2017 vs. Q4 2016

▪
Compensation expense in the current quarter increased compared to the prior-year quarter, primarily reflecting higher salaries due to increased staff growth and base pay adjustments, higher severance charges partially related the “Value for Spend” initiative, a one-time employee cash bonus, higher cash-based incentive accruals, and increased expense associated with the UBS acquisition.

▪	Employee benefits expense in the current quarter increased compared to the prior-year quarter, primarily reflecting higher medical costs.

FOURTH QUARTER 2017 RESULTS (continued)

▪
Expense for outside services in the current quarter increased compared to the prior-year quarter, primarily reflecting higher costs associated with the UBS acquisition, higher technical services, and higher sub-custodian expenses, partially offset by lower consulting services and sub-advisor costs. The sub-advisor costs have associated income in trust, investment and other servicing fees.

▪	Equipment and software expense increased compared to the prior-year quarter, primarily reflecting increased software amortization.

▪	Occupancy expense increased compared to the prior-year quarter, primarily reflecting accelerated depreciation expense related to a previously announced facility exit.

▪
Other operating expense increased compared to the prior-year quarter, primarily reflecting higher costs associated with the UBS acquisition and an increase in various other operating expense categories.

FOURTH QUARTER 2017 RESULTS (continued)

PROVISION FOR INCOME TAX

				% Change vs.
($ In Millions)	Q4 2017	Q3 2017	Q4 2016	Q3 2017	Q4 2016
Net Income
Income before Income Taxes	$435.6	$416.6	$389.5	5%	12%
Provision for Income Taxes	79.0	118.2	123.0	(33)	(36)
Net Income	$356.6	$298.4	$266.5	19%	34%

Effective Tax Rate	18.2%	28.4%	31.6%
Q4 2017 vs. Q3 2017

▪
The decrease in the provision for income taxes was primarily attributable to the recently enacted Tax Cuts and Jobs Act, resulting in a tax benefit related to the remeasurement of Federal deferred taxes, partially offset by an increase in the provision related to taxes on mandatory deemed repatriation, an adjustment to previous proportional amortization on low-income housing tax credit investments, and state tax implications, resulting in a net benefit to the tax provision. Also contributing to the decrease in the provision for income taxes compared to the prior quarter was an increase in tax benefits recognized in the current quarter associated with a change in the earnings mix in tax jurisdictions in which the Corporation operates, as well as tax expense recognized in the prior quarter related to an increase in the Illinois state deferred income tax reserve resulting from an increase in the Illinois income tax rate.

▪
Decreases to the provision for income taxes were partially offset by lower Federal and State research tax credits recognized in the current quarter compared to the prior quarter, as well as an increase in income before income taxes.

Q4 2017 vs. Q4 2016

▪
The decrease in the provision for income taxes was primarily attributable to the recently enacted Tax Cuts and Jobs Act, resulting in a net benefit to the tax provision. Also contributing to the decrease in the provision for income taxes compared to the prior-year quarter was an increase in the tax benefit derived from vesting of restricted stock units, partially offset by a decrease in stock option exercises.

▪	Decreases to the provision for income taxes were partially offset by an increase in income before income taxes.

FULL YEAR 2017 RESULTS VS. FULL YEAR 2016

SUMMARY RESULTS & KEY METRICS

($ In Millions except per share data)	2017	2016	% Change
Total Revenue (FTE*)	$5,421.1	$4,986.9	9%
Noninterest Expense	3,769.4	3,470.7	9
Provision for Credit Losses	(28.0)	(26.0)	8
Provision for Income Taxes	434.9	484.6	(10)
Net Income	1,199.0	1,032.5	16
Earnings Allocated to Common and Potential Common Shares	1,130.4	990.4	14

Diluted Earnings per Common Share	$4.92	$4.32	14%

Return on Average Common Equity	12.6%	11.9%
Return on Average Assets	1.00%	0.89%

Average Assets	$119,607.4	$115,570.3	3%

(*)
Total revenue presented on a fully taxable equivalent (FTE) basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Net income per diluted common share for the full year was $4.92, compared to $4.32 in the prior year. Net income for 2017 totaled $1.20 billion, up $166.5 million, or 16%, from $1.03 billion in 2016. The performance in 2017 generated a return on average common equity of 12.6%, compared to 11.9% in 2016.
Consolidated revenue totaled $5.38 billion in 2017, an increase of $413.5 million, or 8%, from $4.96 billion in the prior year. Noninterest income totaled $3.95 billion in 2017, up $219.2 million, or 6%, from $3.73 billion in 2016. Current-year noninterest income increased compared to the prior year, primarily reflecting higher trust, investment and other servicing fees, including revenue associated with the UBS acquisition, partially offset by lower other operating income, primarily due to income recorded in the prior year from the sale of Visa Inc. Class B common shares partially offset by impairment charges associated with our leasing portfolio, and lower foreign exchange trading income.
Net interest income on an FTE basis in 2017 totaled $1.48 billion, an increase of $215.0 million, or 17%, from $1.26 billion in 2016, due to higher levels of average earning assets and an increased net interest margin. The net interest margin increased to 1.33% in 2017 from 1.18% in 2016 primarily due to an increase in short-term interest rates.
Noninterest expense totaled $3.77 billion in 2017, up $298.7 million, or 9%, from $3.47 billion in the prior year, reflecting increased compensation, increased equipment and software expense, and increased outside services, including current-year severance and related charges, expense associated with the UBS acquisition, and a one-time employee cash bonus. The prior year included charges relating to certain securities lending litigation, contractual modifications associated with certain existing asset servicing clients, and severance and other personnel related charges.

FULL YEAR 2017 RESULTS VS. FULL YEAR 2016 (continued)

The provision for credit losses in 2017 was a credit of $28.0 million, reflecting continued improvement in the credit quality of the Corporation’s loan portfolio and reductions in outstanding loans and undrawn loan commitments and standby letters of credit. The provision for credit losses in 2016 was a credit of $26.0 million, which reflected improved credit quality across the portfolio.
The provision for income taxes in 2017 totaled $434.9 million, representing an effective tax rate of 26.6%. The provision for income taxes in 2016 totaled $484.6 million, representing an effective tax rate of 31.9%. The current year includes a net benefit to the tax provision attributable to the Tax Cuts and Jobs Act, an increased income tax benefit derived from vesting of restricted stock units and stock option exercises, and Federal and State research tax credits due to the completion of a study of the Corporation’s technology spend between 2013 and 2016, each of which resulted in a reduction of the effective tax rate.

STOCKHOLDERS' EQUITY

Total stockholders’ equity averaged $10.1 billion, up $491.5 million, or 5% from the prior-year quarter’s average of $9.6 billion. The increase was primarily attributable to earnings, partially offset by the repurchase of common stock pursuant to the Corporation’s share repurchase program and dividend declarations. During the current quarter, the Corporation declared cash dividends totaling $5.9 million to preferred stockholders and cash dividends totaling $96.8 million to common stockholders. During the three and twelve months ended December 31, 2017, the Corporation repurchased 1,812,612 shares of common stock, including 27,293 shares withheld related to share-based compensation, at a total cost of $170.6 million ($94.11 average price per share) and 5,796,302 shares of common stock, including 486,375 shares withheld related to share-based compensation, at a total cost of $523.1 million ($90.25 average price per share), respectively.

CAPITAL RATIOS

The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at December 31, 2017, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased in requirements.

	December 31, 2017		September 30, 2017		December 31, 2016
Capital Ratios - Northern Trust Corporation	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	13.5%	12.6%	13.3%	12.3%	12.4%	11.8%
Tier 1	14.8%	13.8%	14.6%	13.4%	13.7%	12.9%
Total	16.7%	15.8%	16.4%	15.4%	15.1%	14.5%
Tier 1 Leverage	7.8%	7.8%	8.0%	8.0%	8.0%	8.0%
Supplementary Leverage	6.8%	N/A	6.9%	N/A	6.8%	N/A

	December 31, 2017		September 30, 2017		December 31, 2016
Capital Ratios - The Northern Trust Company	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	13.7%	12.6%	13.5%	12.2%	12.4%	11.5%
Tier 1	13.7%	12.6%	13.5%	12.2%	12.4%	11.5%
Total	15.4%	14.3%	15.1%	13.9%	14.0%	13.3%
Tier 1 Leverage	7.0%	7.0%	7.2%	7.2%	7.0%	7.0%
Supplementary Leverage	6.1%	N/A	6.2%	N/A	6.0%	N/A

RECONCILIATION TO FULLY TAXABLE EQUIVALENT

The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$488.1	$16.0	$504.1	$453.8	$12.0	$465.8	$371.0	$5.0	$376.0
Interest Expense	108.1	—	108.1	99.6	—	99.6	46.7	—	46.7
Net Interest Income	$380.0	$16.0	$396.0	$354.2	$12.0	$366.2	$324.3	$5.0	$329.3
Net Interest Margin	1.33%		1.39%	1.25%		1.29%	1.18%		1.20%

Total Revenue	$1,424.5	$16.0	$1,440.5	$1,345.2	$12.0	$1,357.2	$1,241.4	$5.0	$1,246.4

	Full Year Ended
	December 31, 2017			December 31, 2016
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$1,769.4	$45.8	$1,815.2	$1,416.9	$25.1	$1,442.0
Interest Expense	340.2	—	340.2	182.0	—	182.0
Net Interest Income	$1,429.2	$45.8	$1,475.0	$1,234.9	$25.1	$1,260.0
Net Interest Margin	1.29%		1.33%	1.15%		1.18%

Total Revenue	$5,375.3	$45.8	$5,421.1	$4,961.8	$25.1	$4,986.9

FORWARD-LOOKING STATEMENTS

This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels including related to technology and regulatory initiatives, contingent liabilities, acquisitions, strategies, industry trends, and expectations regarding the impact of recent accounting pronouncements and legislation including the Tax Cuts and Jobs Act. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s fourth quarter earnings conference call will be webcast on January 24, 2018. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/financialreleases
A recording of the live call will be available on Northern Trust’s website from 3:00 p.m. CT on January 24, 2018, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
To download our investor relations mobile app, which offers access to SEC filings, press releases, stock quotes and upcoming events, please visit Apple’s App Store for your iPad. You may find the app by searching Northern Trust Investor Relations or by clicking on https://appsto.re/us/MtHH3.i from your iPad.

About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has offices in the United States in 19 states and Washington, D.C., and 23 international locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of December 31, 2017, Northern Trust had assets under custody/administration of US$10.7 trillion, and assets under management of US$1.2 trillion. For more than 125 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/disclosures.

/ / /

NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	FOURTH QUARTER
	2017	2016	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$910.0	$794.4	15%
Foreign Exchange Trading Income	62.8	58.1	8
Treasury Management Fees	13.6	15.6	(13)
Security Commissions and Trading Income	23.8	21.5	11
Other Operating Income	34.8	28.8	20
Investment Security Gains (Losses), net	(0.5)	(1.3)	(65)
Total Noninterest Income	1,044.5	917.1	14

Net Interest Income
Interest Income	488.1	371.0	32
Interest Expense	108.1	46.7	131
Net Interest Income	380.0	324.3	17

Total Revenue	1,424.5	1,241.4	15

Provision for Credit Losses	(13.0)	(22.0)	(41)

Noninterest Expense
Compensation	457.1	390.7	17
Employee Benefits	91.7	77.3	19
Outside Services	175.6	160.6	9
Equipment and Software	132.5	120.7	10
Occupancy	52.8	47.0	12
Other Operating Expense	92.2	77.6	19
Total Noninterest Expense	1,001.9	873.9	15

Income before Income Taxes	435.6	389.5	12
Provision for Income Taxes	79.0	123.0	(36)
NET INCOME	$356.6	$266.5	34%

Dividends on Preferred Stock	$5.9	$5.8	—%
Earnings Allocated to Participating Securities	5.5	5.0	10
Earnings Allocated to Common and Potential Common Shares	345.2	255.7	35

Per Common Share
Net Income
Basic	$1.52	$1.12	36%
Diluted	1.51	1.11	36

Average Common Equity	$9,228.8	$8,737.3	6%
Return on Average Common Equity	15.1%	11.9%
Return on Average Assets	1.16%	0.90%

Cash Dividends Declared per Common Share	$0.42	$0.38	11%

Average Common Shares Outstanding (000s)
Basic	226,791	227,638
Diluted	228,067	229,480
Common Shares Outstanding (EOP) (000s)	226,127	228,605

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	FOURTH	THIRD
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2017	2017	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$910.0	$867.9	5%
Foreign Exchange Trading Income	62.8	49.1	28
Treasury Management Fees	13.6	13.2	3
Security Commissions and Trading Income	23.8	21.2	12
Other Operating Income	34.8	40.0	(13)
Investment Security Gains (Losses), net	(0.5)	(0.4)	1
Total Noninterest Income	1,044.5	991.0	5

Net Interest Income
Interest Income	488.1	453.8	8
Interest Expense	108.1	99.6	8
Net Interest Income	380.0	354.2	7

Total Revenue	1,424.5	1,345.2	6

Provision for Credit Losses	(13.0)	(7.0)	86

Noninterest Expense
Compensation	457.1	418.3	9
Employee Benefits	91.7	74.8	23
Outside Services	175.6	172.7	2
Equipment and Software	132.5	130.5	2
Occupancy	52.8	47.3	12
Other Operating Expense	92.2	92.0	—
Total Noninterest Expense	1,001.9	935.6	7

Income before Income Taxes	435.6	416.6	5
Provision for Income Taxes	79.0	118.2	(33)
NET INCOME	$356.6	$298.4	19%

Dividends on Preferred Stock	$5.9	$17.3	(66)
Earnings Allocated to Participating Securities	5.5	4.4	26
Earnings Allocated to Common and Potential Common Shares	345.2	276.7	25

Per Common Share
Net Income
Basic	$1.52	$1.21	26%
Diluted	1.51	1.20	26

Average Common Equity	$9,228.8	$9,158.2	1%
Return on Average Common Equity	15.1%	12.2%
Return on Average Assets	1.16%	0.98%

Cash Dividends Declared per Common Share	$0.42	$0.42	—%

Average Common Shares Outstanding (000s)
Basic	226,791	228,011
Diluted	228,067	229,314
Common Shares Outstanding (EOP) (000s)	226,127	227,421

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	TWELVE MONTHS
	2017	2016	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$3,434.3	$3,108.1	10%
Foreign Exchange Trading Income	209.9	236.6	(11)
Treasury Management Fees	56.4	62.8	(10)
Security Commissions and Trading Income	89.6	81.4	10
Other Operating Income	157.5	241.2	(35)
Investment Security Gains (Losses), net	(1.6)	(3.2)	(50)
Total Noninterest Income	3,946.1	3,726.9	6

Net Interest Income
Interest Income	1,769.4	1,416.9	25
Interest Expense	340.2	182.0	87
Net Interest Income	1,429.2	1,234.9	16

Total Revenue	5,375.3	4,961.8	8

Provision for Credit Losses	(28.0)	(26.0)	8

Noninterest Expense
Compensation	1,733.7	1,541.1	13
Employee Benefits	319.9	293.3	9
Outside Services	668.4	627.1	7
Equipment and Software	524.0	467.4	12
Occupancy	191.8	177.4	8
Other Operating Expense	331.6	364.4	(9)
Total Noninterest Expense	3,769.4	3,470.7	9

Income before Income Taxes	1,633.9	1,517.1	8
Provision for Income Taxes	434.9	484.6	(10)
NET INCOME	$1,199.0	$1,032.5	16%

Dividends on Preferred Stock	$49.8	$23.4	113%
Earnings Allocated to Participating Securities	18.8	18.7	—
Earnings Allocated to Common and Potential Common Shares	1,130.4	990.4	14

Per Common Share
Net Income
Basic	$4.95	$4.35	14%
Diluted	4.92	4.32	14

Average Common Equity	$9,098.6	$8,499.9	7%
Return on Average Common Equity	12.6%	11.9%
Return on Average Assets	1.00%	0.89%

Cash Dividends Declared per Common Share	$1.60	$1.48	8%

Average Common Shares Outstanding (000s)
Basic	228,258	227,581
Diluted	229,654	229,151
Common Shares Outstanding (EOP) (000s)	226,127	228,605

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	DECEMBER 31
	2017	2016	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$40,454.9	$26,653.9	52%
Interest-Bearing Due from and Deposits with Banks (**)	7,855.2	8,072.9	(3)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,324.3	1,974.3	(33)
Securities
U.S. Government	5,735.3	7,537.6	(24)
Obligations of States and Political Subdivisions	781.0	948.8	(18)
Government Sponsored Agency	18,682.4	17,900.2	4
Other (***)	22,231.3	18,536.6	20
Total Securities	47,430.0	44,923.2	6
Loans and Leases	32,592.2	33,822.1	(4)
Total Earning Assets	129,656.6	115,446.4	12
Allowance for Credit Losses Assigned to Loans and Leases	(131.2)	(161.0)	(18)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,299.0	2,080.0	11
Buildings and Equipment	464.6	466.6	—
Client Security Settlement Receivables	1,647.0	1,043.7	58
Goodwill	605.6	519.4	17
Other Assets	4,048.9	4,531.8	(11)
Total Assets	$138,590.5	$123,926.9	12%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$16,975.3	$16,509.0	3%
Savings Certificates and Other Time	1,152.3	1,331.7	(13)
Non-U.S. Offices - Interest-Bearing	65,672.2	53,648.1	22
Total Interest-Bearing Deposits	83,799.8	71,488.8	17
Short-Term Borrowings	9,171.2	5,788.0	58
Senior Notes	1,497.3	1,496.6	—
Long-Term Debt	1,449.5	1,330.9	9
Floating Rate Capital Debt	277.5	277.4	—
Total Interest-Related Funds	96,195.3	80,381.7	20
Demand and Other Noninterest-Bearing Deposits	28,591.0	30,162.9	(5)
Other Liabilities	3,588.0	3,611.9	(1)
Total Liabilities	128,374.3	114,156.5	12
Common Equity	9,334.2	8,888.4	5
Preferred Equity	882.0	882.0	—
Total Equity	10,216.2	9,770.4	5
Total Liabilities and Stockholders’ Equity	$138,590.5	$123,926.9	12%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	DECEMBER 31	SEPTEMBER 30
	2017	2017	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$40,454.9	$34,041.4	19%
Interest-Bearing Due from and Deposits with Banks (**)	7,855.2	8,279.1	(5)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,324.3	1,670.8	(21)
Securities
U.S. Government	5,735.3	5,768.4	(1)
Obligations of States and Political Subdivisions	781.0	810.7	(4)
Government Sponsored Agency	18,682.4	18,089.1	3
Other (***)	22,231.3	20,570.3	8
Total Securities	47,430.0	45,238.5	5
Loans and Leases	32,592.2	33,336.1	(2)
Total Earning Assets	129,656.6	122,565.9	6
Allowance for Credit Losses Assigned to Loans and Leases	(131.2)	(150.3)	(13)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,299.0	2,687.5	(14)
Buildings and Equipment	464.6	462.5	—
Client Security Settlement Receivables	1,647.0	1,274.0	29
Goodwill	605.6	526.5	15
Other Assets	4,048.9	4,034.1	—
Total Assets	$138,590.5	$131,400.2	5%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$16,975.3	$16,042.2	6%
Savings Certificates and Other Time	1,152.3	1,227.4	(6)
Non-U.S. Offices - Interest-Bearing	65,672.2	62,241.2	6
Total Interest-Bearing Deposits	83,799.8	79,510.8	5
Short-Term Borrowings	9,171.2	8,718.4	5
Senior Notes	1,497.3	1,497.1	—
Long-Term Debt	1,449.5	1,663.4	(13)
Floating Rate Capital Debt	277.5	277.5	—
Total Interest-Related Funds	96,195.3	91,667.2	5
Demand and Other Noninterest-Bearing Deposits	28,591.0	26,299.8	9
Other Liabilities	3,588.0	3,268.0	10
Total Liabilities	128,374.3	121,235.0	6
Common Equity	9,334.2	9,283.2	1
Preferred Equity	882.0	882.0	—
Total Equity	10,216.2	10,165.2	1
Total Liabilities and Stockholders’ Equity	$138,590.5	$131,400.2	5%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	FOURTH QUARTER
	2017	2016	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$25,995.8	$20,079.6	29%
Interest-Bearing Due from and Deposits with Banks (**)	7,084.7	7,869.1	(10)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,389.8	1,980.1	(30)
Securities
U.S. Government	5,749.9	7,616.2	(25)
Obligations of States and Political Subdivisions	788.1	943.5	(16)
Government Sponsored Agency	18,282.5	17,981.2	2
Other (***)	20,781.4	18,756.7	11
Total Securities	45,601.9	45,297.6	1
Loans and Leases	33,235.6	33,818.5	(2)
Total Earning Assets	113,307.8	109,044.9	4
Allowance for Credit Losses Assigned to Loans and Leases	(149.1)	(189.7)	(21)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,838.8	1,923.6	48
Buildings and Equipment	465.7	454.8	2
Client Security Settlement Receivables	988.8	1,012.8	(2)
Goodwill	610.2	519.9	17
Other Assets	4,249.8	4,771.0	(11)
Total Assets	$122,312.0	$117,537.3	4%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,996.1	$15,136.8	6%
Savings Certificates and Other Time	1,189.2	1,413.2	(16)
Non-U.S. Offices - Interest-Bearing	58,632.0	51,866.5	13
Total Interest-Bearing Deposits	75,817.3	68,416.5	11
Short-Term Borrowings	8,411.9	6,598.0	27
Senior Notes	1,497.2	1,496.5	—
Long-Term Debt	1,540.1	1,360.5	13
Floating Rate Capital Debt	277.5	277.4	—
Total Interest-Related Funds	87,544.0	78,148.9	12
Demand and Other Noninterest-Bearing Deposits	21,385.5	26,168.4	(18)
Other Liabilities	3,271.7	3,600.7	(9)
Total Liabilities	112,201.2	107,918.0	4
Common Equity	9,228.8	8,737.3	6
Preferred Equity	882.0	882.0	—
Total Equity	10,110.8	9,619.3	5
Total Liabilities and Stockholders’ Equity	$122,312.0	$117,537.3	4%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	FOURTH	THIRD
($ In Millions)	QUARTER	QUARTER
	2017	2017	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$25,995.8	$25,182.9	3%
Interest-Bearing Due from and Deposits with Banks (**)	7,084.7	7,145.8	(1)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,389.8	1,945.8	(29)
Securities
U.S. Government	5,749.9	6,002.2	(4)
Obligations of States and Political Subdivisions	788.1	845.3	(7)
Government Sponsored Agency	18,282.5	17,974.7	2
Other (***)	20,781.4	19,920.1	4
Total Securities	45,601.9	44,742.3	2
Loans and Leases	33,235.6	33,468.2	(1)
Total Earning Assets	113,307.8	112,485.0	1
Allowance for Credit Losses Assigned to Loans and Leases	(149.1)	(155.1)	(4)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,838.8	2,666.8	6
Buildings and Equipment	465.7	467.3	—
Client Security Settlement Receivables	988.8	917.0	8
Goodwill	610.2	523.9	16
Other Assets	4,249.8	4,254.5	—
Total Assets	$122,312.0	$121,159.4	1%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,996.1	$15,617.1	2%
Savings Certificates and Other Time	1,189.2	1,255.1	(5)
Non-U.S. Offices - Interest-Bearing	58,632.0	58,503.4	—
Total Interest-Bearing Deposits	75,817.3	75,375.6	1
Short-Term Borrowings	8,411.9	7,264.5	16
Senior Notes	1,497.2	1,497.0	—
Long-Term Debt	1,540.1	1,672.5	(8)
Floating Rate Capital Debt	277.5	277.5	—
Total Interest-Related Funds	87,544.0	86,087.1	2
Demand and Other Noninterest-Bearing Deposits	21,385.5	21,736.4	(2)
Other Liabilities	3,271.7	3,295.7	(1)
Total Liabilities	112,201.2	111,119.2	1
Common Equity	9,228.8	9,158.2	1
Preferred Equity	882.0	882.0	—
Total Equity	10,110.8	10,040.2	1
Total Liabilities and Stockholders’ Equity	$122,312.0	$121,159.4	1%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 8
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2017	2016
($ In Millions Except Per Share Data)	QUARTERS	QUARTER
FOURTH	THIRD	SECOND	FIRST	FOURTH
Net Income Summary
Trust, Investment and Other Servicing Fees	$910.0	$867.9	$848.2	$808.2	$794.4
Other Noninterest Income	134.5	123.1	131.5	122.7	122.7
Net Interest Income	380.0	354.2	341.5	353.5	324.3
Total Revenue	1,424.5	1,345.2	1,321.2	1,284.4	1,241.4
Provision for Credit Losses	(13.0)	(7.0)	(7.0)	(1.0)	(22.0)
Noninterest Expense	1,001.9	935.6	937.4	894.5	873.9
Income before Income Taxes	435.6	416.6	390.8	390.9	389.5
Provision for Income Taxes	79.0	118.2	122.9	114.8	123.0
Net Income	$356.6	$298.4	$267.9	$276.1	$266.5

Per Common Share
Net Income - Basic	$1.52	$1.21	$1.12	$1.10	$1.12
- Diluted	1.51	1.20	1.12	1.09	1.11
Cash Dividends Declared per Common Share	0.42	0.42	0.38	0.38	0.38
Book Value (EOP)	41.28	40.82	40.20	39.62	38.88
Market Value (EOP)	99.89	91.93	97.21	86.58	89.05

Financial Ratios
Return on Average Common Equity	15.1%	12.2%	11.6%	11.6%	11.9%
Return on Average Assets	1.16	0.98	0.91	0.96	0.90
Net Interest Margin (GAAP)	1.33	1.25	1.25	1.32	1.18
Net Interest Margin (FTE*)	1.39	1.29	1.28	1.35	1.20

Assets Under Custody / Administration ($ in Billions) - EOP
Corporate & Institutional Services	$10,066.8	$9,062.8	$8,690.8	$8,338.2	$7,987.0
Wealth Management	655.8	633.2	603.4	586.5	554.3
Total Assets Under Custody / Administration	$10,722.6	$9,696.0	$9,294.2	$8,924.7	$8,541.3

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$7,439.1	$7,130.9	$6,786.3	$6,533.3	$6,176.9
Wealth Management	645.5	622.9	593.3	574.4	543.6
Total Assets Under Custody	$8,084.6	$7,753.8	$7,379.6	$7,107.7	$6,720.5

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$871.2	$840.7	$762.7	$741.1	$694.0
Wealth Management	289.8	284.4	266.1	260.2	248.4
Total Assets Under Management	$1,161.0	$1,125.1	$1,028.8	$1,001.3	$942.4

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$150.7	$137.3	$159.0	$179.9	$160.2
Other Real Estate Owned (OREO)	4.6	8.2	7.7	6.9	5.2
Total Nonperforming Assets	$155.3	$145.5	$166.7	$186.8	$165.4
Nonperforming Assets / Loans and Leases and OREO	0.48%	0.44%	0.50%	0.56%	0.49%
Gross Charge-offs	$8.3	$3.5	$5.0	$4.7	$14.1
Less: Gross Recoveries	1.7	5.1	1.8	2.7	3.2
Net (Recoveries) / Charge-offs	$6.6	$(1.6)	$3.2	$2.0	$10.9
Net (Recoveries) / Charge-offs (Annualized) to Avg Loans and Leases	0.08%	(0.02)%	0.04%	0.02%	0.13%
Allowance for Credit Losses Assigned to Loans and Leases	$131.2	$150.3	$153.8	$162.0	$161.0
Allowance to Nonperforming Loans and Leases	0.9	x	1.1	x	1.0	x	0.9	x	1.0	x
Allowance for Other Credit-Related Exposures	$22.6	$23.1	$25.0	$27.0	$31.0

(*)
Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.